KERR-McGEE CORPORATION
                STOCK DEFERRED COMPENSATION PLAN
                   FOR NON-EMPLOYEE DIRECTORS
          Amended and Restated Effective August 1, 1995


                            Article I

                          INTRODUCTION


     This Kerr-McGee Corporation Stock Deferred Compensation Plan is established by Kerr-McGee Corporation (the "Company") for the benefit of its Non-Employee Directors and their Beneficiaries and it shall be maintained according to the terms of this document. The Company shall have the sole authority to amend, interpret, manage, and administer this plan.

                           Article II

                           DEFINITIONS


     2.1 DEFINITIONS. When used in this document, the following words and phrases shall have the meanings assigned to them, unless the context clearly indicates otherwise:

     (a) BENEFICIARY means the person or persons, natural or otherwise, designated by a Director under Section 8.1 to receive any death benefit payable under Section 5.2.

     (b)  BOARD OF DIRECTORS means the Board of Directors of the
Company.

     (c) CHANGE OF CONTROL means (i) a change in any two year period in a majority of the members of the Board of Directors resulting from the election of directors who were not Directors at the beginning of such period; (ii) acquisition by any person of beneficial ownership of twenty-five percent (25%) or more of the outstanding common stock of the Company or twenty-five percent (25%) or more of the voting power of all outstanding securities of the Company entitled to vote generally for the election of Directors; (iii) merger or consolidation of the Company (other than a merger or consolidation of the Company and a wholly-owned subsidiary); (iv) sale of all or substantially all the assets of the Company; or, (v) an affirmative vote of the Board of Directors that a proposed transaction will be deemed a Change of Control. For purpose of this definition, the terms "person" "beneficial ownership" and "subsidiary" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, Rule 13d-3 and 13d-5 under such Act and Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     (d)  COMMON STOCK means Kerr-McGee Corporation Common
Stock, par value $1.00.

     (e) COMPANY means Kerr-McGee Corporation, whose main offices are located at P. O. Box 25861, 123 Robert S. Kerr
Avenue, Oklahoma City, Oklahoma 73125.

     (f)  SECRETARY means the Corporate Secretary of Kerr-McGee
Corporation.

     (g) DEFERRED FEE AGREEMENT means the written agreement between the Company and a Non-Employee Director filed with the Corporate Secretary that together with this Plan, governs the Director's rights to payment of deferred Director's Fees under this Plan.

     (h) DIRECTOR means a member of the Board of Directors who is not also an employee of the Company or any of its subsidiaries or affiliates.

     (i) DIRECTOR'S FEES means the annual retainer paid to a Director, any fees paid to a Director for attending meetings of the Board of Directors or any committee of the Board of Directors, and any fees paid to a Director for serving as Chairman of a Committee of the Board of Directors that are deferred under Section 3.1(a) by a non-employee Director.

     (j)  PLAN means the Kerr-McGee Corporation Stock Deferred
Compensation Plan for Non-Employee Directors set forth in this document, as amended by the Company from time to time.

     (k)  SHARES means shares of Common Stock.

     (l) STOCK DEFERRED FEE ACCOUNT means an account established by the Company in the name of a Director to hold the Shares purchased on behalf of the Director by the Trustee. The Trustee shall credit such Director's Stock Deferred Fee Account with shares for any Director's Fees that are deferred by the Director under Section 3.1(a) and directed into the Stock Deferred Fee Account under Section 3.2; and any additional shares that are credited by the Company under Article IV.

     (m) TRUST AGREEMENT shall mean the agreement or agreements entered into between the Company and the Trustee and adopted by the Company.

     (n) TRUST FUND shall mean the Common Stock of the Company and other properties arising from contributions made by the Company in accordance with the provisions of this Plan and held by the Trustee pursuant to the Trust Agreement.

     (o)  TRUSTEE means Liberty  Bank and Trust Company of
Oklahoma City, N.A., Oklahoma, or any successor Trustee named by the Company to serve in its place.

                           Article III

                   DEFERRAL OF DIRECTOR'S FEES


     3.1  ELECTION TO DEFER FEES.

     (a) The election to defer Director's Fees payable after September 11, 1995, shall be made on or before September 9, 1995. Before the beginning of any subsequent calendar year, a Director may elect to defer Director's Fees earned in the subsequent year and each year thereafter. For a new Director, the election to defer Director's Fees earned during the Director's initial calendar year of service shall be made within thirty days following the Director's election or appointment. Any election to defer shall continue in effect for subsequent calendar years unless revoked in accordance with Section 3.4.

     (b) An election to defer Director's Fees shall be made by the Director executing and filing with the Corporate Secretary a Deferred Fee Agreement in the format of Exhibit A, attached hereto.

     3.2 PAYMENT TO DEFERRED FEE ACCOUNT. When a Director elects under Section 3.1(b) to defer Director's Fees, the Company shall contribute an amount to the Trust equal to the Director's Fees that would have been paid to the Director in accordance with the option selected by the Director from one of the following options:

     1. Any Director's Fees payable to the Director after an election is made; or

     2.   A minimum contribution of $2,500.00 per quarter; or

     3. Such amounts in increments of $1,000.00 in addition to the minimum contribution of $2,500.00, to be determined by the Director and specified in the Deferred Fee Agreement.

     3.3 REVOCATION OF DEFERRAL. A Director may, on a prospective basis for future calendar years, revoke the election to defer Director's Fees by a written revocation to the Corporate Secretary, but no Deferred Fee Agreement revocation of an election to defer Director's Fees shall be effective in the calendar year in which it is executed.

     3.4 DIRECTOR CONTRIBUTIONS. No contributions will be made or permitted by a Director under this Plan.

     3.5 TIME OF COMPANY CONTRIBUTIONS. The Company will make contributions to the Trust on the date Director's Fees are paid to non-participating Directors.


                           ARTICLE IV

                            DIVIDENDS


     4.1 DIVIDEND REINVESTMENT. Dividends paid on Shares held by the Trustee in each Director's Stock Deferred Fee Account shall be reinvested in Common Stock.

                            ARTICLE V

                    PAYMENT OF DEFERRED FEES


     5.1 PAYMENT. On or after one hundred eighty-five (185) days have lapsed after the participant ceased serving as a Director of the Company, the Trustee shall distribute the Director's Stock Deferred Fee Account as follows:

     (a) Whole shares of Common Stock credited to the Director's Account shall be distributed in kind; and

     (b) The fractional shares of Common Stock credited to the Director's Account (including fractional shares resulting from any division of the Director's Account among beneficiaries) shall be valued at the lowest sale price as reflected by the New York Stock Exchange-Composite Transactions as of the fifteenth
(15th) day of the month (or next preceding day on which the New York Stock Exchange is open if it is closed on that day) following the final allocation of shares to which such Director is entitled pursuant to the terms of this Plan and shall be distributed in cash along with any other cash credited to the Director's Account.

     5.2 DEATH OF A DIRECTOR. If a Director dies with any amount credited to the Director's Stock Deferred Fee Account, then the Director's Beneficiary shall be entitled to receive the entire amount in a lump sum in accordance with Section 5.1.
Such payment shall be made as soon as practicable after the end of the calendar quarter in which the Director's death occurred.

                           ARTICLE VI

                   INVESTMENT OF CONTRIBUTIONS


     6.1 GENERAL RULES. Contributions of the Company paid over to the Trust shall be applied by the Trustee to the purchase of Common Stock as soon as possible on or after the date of receipt but no later than five (5) days after receipt. Dividends and any other income shall be applied to the purchase of Common Stock as promptly as possible after receipt.

     6.2 PURCHASE OF STOCK BY THE TRUSTEE. Common Stock shall be purchased by the Trustee in accordance with the terms of the Trust Agreement. Common Stock shall be purchased by the Trustee at the current market price either on the open market or directly from the Company or from any owners of said Common Stock, which owners may or may not be other trustees, the Company, individuals, corporations or entities in which the Trustee or Company may own a direct or indirect interest. The current market price for Common Stock shall be the last sale price reported as the New York Stock Exchange-Composite Transactions for the day of purchase or, if there was no transaction that day, reported for the last day on which there was a transaction; provided that if such Common Stock is acquired in the open market, then its actual cost shall apply. All acquisition costs shall be paid by the Trust before allocation. All Shares shall be held by the Trustee in its name or that of its nominee, and a Member shall not be deemed to have an interest in any particular certificate of Common Stock.

     6.3 VOTING RIGHTS. Before each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Director a copy of the proxy solicitation material, together with a form requesting confidential instructions to the Trustee on how to vote the number of Shares (including fractional shares) in the Director's Stock Deferred Fee Account as of the record date for such meeting. The Trustee shall total the votes of all Directors who furnish such instructions (combining the fractional shares to the extent possible) and vote the number of whole Shares represented by such total or totals in accordance with those confidential instructions. Shares with respect to which no voting instructions have been received by the Trustee shall not be voted.

                           ARTICLE VII

                           WITHDRAWALS


     7.1 WITHDRAWALS FROM STOCK DEFERRED FEE ACCOUNTS. Neither the Director, his or her Beneficiary, nor any other individual or entity shall have any right to make any withdrawals from the Director's Stock Deferred Fee Accounts, except as provided in
Article V.


                          ARTICLE VIII

                          BENEFICIARIES


     8.1 DESIGNATION OF BENEFICIARY. Each Director may designate from time to time any person or persons, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom benefits under Section 5.2 are to be paid if he or she dies while entitled to benefits. Each Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Corporate Secretary and shall be effective only when filed with the Corporate Secretary during the Director's lifetime. Each Beneficiary designation filed with the Corporate Secretary shall revoke all Beneficiary designations previously made by the Director. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary.

                           ARTICLE IX

                         ADMINISTRATION


     9.1 RIGHT TO TERMINATE. The Board of Directors may amend or terminate the Plan at any time in whole or in part. No amendment or termination of the Plan shall reduce the Director's Stock Deferred Fee Account, the amount owed to the Director by the Company as of the date of amendment or termination, or the number of Shares credited to the Director's account.

     9.2 A Director's rights under the Plan are not assignable or transferable other than by will or the laws of descent and distribution, and such rights are exercisable during the Director's lifetime only by the Director, or by the Director's guardian or legal representative.

     9.3 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the State of Oklahoma, except to the extent superseded by federal law.

     9.4 ADMINISTRATION AND INTERPRETATION. The Corporate Secretary shall have the authority and responsibility to administer and interpret this Plan. Benefits due and owing to a Director or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Director or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the Trustee, who shall act on the claim within thirty (30) days, and such action on any such claim shall be conclusive.

                            ARTICLE X

                     TRUST FUND AND TRUSTEE


     10.1 TRUSTEE. The term "Trustee" means the Trustee, as defined in Section 2.1, appointed by the Company under the terms of the Plan as custodian of the Trust Fund created for the purpose of the Plan, or such other Trustee or Trustees as may be designated from time to time under the terms of said Trust. The Trustee's obligations, duties and responsibilities are governed solely by the terms of such Trust instrument, reference to which is made herewith for all purposes.

     10.2 PURPOSE OF THE TRUST FUND. A Trust Fund known as the Trust for the Kerr-McGee Corporation Stock Deferred Compensation Plan for Non-Employee Directors will be created and maintained for the purpose of the Plan, and the monies thereof will be invested in accordance with the terms of this Plan and the declaration of trust which forms a part of the Plan. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

                           ARTICLE XI

         MISCELLANEOUS PROVISIONS RESPECTING THE COMPANY


     11.1 ABSENCE OF RESPONSIBILITY. Neither the Company, nor any of the officers, employees, members of the Board of Directors nor agents of the Company nor the Trustee, guarantee in any manner the payment of benefits hereunder.

     11.2 NOTICE. Notice of the Plan, and any amendments thereto, notice of eligibility of each Director and notice of such other matters as may be required by law or this agreement shall be given by the Company in such form as the Company may deem appropriate and reasonable.

     11.3 INDEMNIFICATION OF FIDUCIARIES. The Company may indemnify and hold harmless members of the Board of Directors, any administrator and any other person who is deemed to be a "fiduciary" under either statutory or common law and who is also an employee, officer or director of Kerr-McGee Corporation or an Affiliated Company from and against any damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of any action, suit or proceeding to which any such person may be a party or which may be threatened against any such person or in connection with any appeal therefrom by virtue of any wrongful act or omission in their respective capacities for the Plan. Notwithstanding anything to the contrary herein, the foregoing indemnification shall extend and be effective only to the extent that the same shall be valid and enforceable under all applicable laws.

                           ARTICLE XII

                AMENDMENT, TERMINATION AND MERGER


     12.1 EFFECT OF PLAN TERMINATION. If the Plan is terminated, it will be administered, under rules uniformly applicable to all Directors similarly situated, in accordance with the directions of the Company, until all assets have been distributed to Directors and/or their Beneficiaries in accordance with Article V.

     It is the intention of the Company to have each Account established under the Trust treated as a separate account designed to satisfy the Company's legal liability under the Agreement in respect of the Participant for whom such Account has been established, and to have the balance, if any, in each such Account revert to the Company only after all of the Company's legal liabilities with respect to benefits under the Plan payable to all the Directors have been met.

     12.2 MERGER OF PLAN. The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other Plan unless each member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

     IN WITNESS WHEREOF, KERR-McGEE CORPORATION has caused this
Stock Deferred Compensation Plan for Non-Employee Directors to be executed by its duly authorized officers effective as of the 1st day of August, 1995.

(CORPORATE SEAL)                   KERR-McGEE CORPORATION
ATTEST:



    (Tom J. McDaniel)
     Secretary


     By: (John C. Linehan)
          John C. Linehan
          Senior Vice President



                            EXHIBIT A

              KERR-McGEE CORPORATION STOCK DEFERRED
          COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                     DEFERRED FEE AGREEMENT


     This Agreement between Kerr-McGee Corporation (the
"Company") and _______________________ (the "Director") is made this _____ day of ______________, 1995, under the Kerr-McGee
Corporation Stock Deferred Compensation Plan for Non-Employee
Directors ("Plan").

     1. DEFERRED FEE PLAN. The Director agrees to the terms and conditions of the Plan, a copy of which has been delivered to the Director and constitutes a part of this Agreement. Capitalized words and phrases in this Agreement shall have the meaning given to them in the Plan, unless the context clearly indicates otherwise.

     2. ELECTION TO DEFER FEES. The Director authorizes and directs the Company to defer the amount of Director's Fees payable after _______________, 19___, and in each subsequent year as indicated below:

               Check Appropriate Option

     (a)  Total Director's Fees payable _________


     (b)  Minimum contribution of $2,500.00
          per quarter _________


     (c)  Contribution of $____________ (Must be
          in increments of $1,000.00 in addition
          to the minimum contribution of $2,500.00 per quarter) _________


     (d)  I elect not to participate in the Plan. _________


     The Director may revoke this election on a prospective basis for future calendar years at any time by delivering to the Corporate Secretary a written revocation of the election.

     3. INVESTMENT OF DEFERRED FEES. The Director elects to have his or her deferred Director's Fees invested in Common
Stock.

     4. FORM OF PAYMENT. Kerr-McGee Corporation Common Stock in the Director's Deferred Fee Account shall be distributed to the Director on or after one hundred eighty-five (185) days have lapsed after the Director ceases to serve as a member of the Board of Directors.

     5. BENEFICIARY. The Director requests that, upon his or her death, any amounts remaining in his or her Deferred Fee
Account be paid to the Beneficiary or Beneficiaries designated in a Notice of Designation of Beneficiary filed with the Corporate Secretary.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.




     _______________________    _________________________
     Witness                              Director



     ATTEST:                    KERR-McGEE CORPORATION


     _______________________    By:___________________________